Exhibit 99.2

Devi Holdings, Inc.

Condensed Consolidated Interim Statement of Operations

(Unaudited)

For the six months ended

June 30, 2021

(Expressed in U.S. Dollars)

DEVI HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS (UNAUDITED)

Condensed Consolidated Interim Statement of Operations for six months ended June 30, 2021	1

Notes to Condensed Consolidated Interim Statement of Operations	2-12

DEVI HOLDINGS, INC.
CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Amounts expressed in thousands of United States dollars, except share data)

Six months ended June 30, 2021
Unaudited
Revenue, net of discounts	$54,615
Cost of goods sold	(29,465)
Gross profit	25,150
Operating expenses
General and administrative	15,669
Selling and marketing	1,234
Share-based compensation	1,977
Depreciation	750
Total operating expenses	19,630
Operating income	5,520
Other (expense) income
Gain on sale of Tedra Health, LLC	3,278
Loss on disposal of assets	(275)
Income from equity method investments	3,383
Other income	4
Change in the fair value of the put right and warrant liability	(6,013)
Interest income	75
Interest expense	(3,721)
Amortization of debt costs related to related party PIK loan	(2,236)
Income before taxes and non controlling interest	15
Income taxes	(7,005)
Loss from continuing operations before non controlling interest	(6,990)
Net loss from discontinued operations, net of tax	(42)
Net loss before non controlling interest	(7,032)
Net income attributed to non controlling interest	1,534
Net loss attributed to Devi Holdings, Inc.	$(8,566)

See accompanying Notes to Condensed Consolidated Statement of Operations

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

NOTE 1.	BASIS OF PRESENTATION

The accompanying Condensed Consolidated Interim Statement of Operations of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information as of June 30, 2021, and on the going concern basis. Under the going concern basis, the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.

In the opinion of management, the accompanying Condensed Consolidated Interim Statement of Operations reflect all normal recurring adjustments necessary to present fairly the Company’s Condensed Consolidated Interim Statement of Operations for the six-month period ended June 30, 2021. The Condensed Consolidated Interim Statement of Operations are not necessarily indicative of the results of operations to be expected for any subsequent interim period or for the fiscal year ended December 31, 2021. The accompanying Condensed Consolidated Interim Statement of Operations and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2020.

NOTE 2.	SIGNIFICANT ACCOUNTING POLICIES

The accounting policies that we follow are set forth in Note 2 – Significant Accounting Policies of the Notes to Consolidated Financial Statement in our Annual Report. There were no significant updates or revisions to our accounting policies during the six months ended June 30, 2021.

NOTE 3.	REVENUE RECOGNITION

The Company generates revenue from wholesale and retail sales of cannabis. The Company recognizes revenue when it satisfies a performance obligation in an amount reflecting the consideration to which it expects to be entitled. The Company has identified the promise to transfer products, each of which is distinct, to be the performance obligation.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

NOTE 3.	REVENUE RECOGNITION - continued

Substantially all of the Company’s revenue is recognized following the transfer of control of the products to the customer, which occurs upon delivery. The nature of the Company’s business gives rise to variable consideration, including sales discounts, rebates, allowances, and returns that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity, product returns or price concessions.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved.

Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Any shipping and handling fees charged to customers are reported within revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Costs incurred to obtain a contract will be expensed as incurred when the amortization period is less than a year.

NOTE 4.	ASSETS & LIABILITIES HELD FOR SALE

Tedra Health, LLC

On February 1, 2021, the Company and other owners of Tedra Health, LLC (collectively, “the Seller Parties”), which own and operate a medical marijuana dispensary facility in the state of Connecticut, sold the existing assets of Tedra Health, LLC to an unrelated third party. The purchase price paid by the buyer was $5.1 million in cash and a secured promissory note. Following the payment in full of an outstanding $60 donation agreement owed by Tedra Health, LLC to the town of Mansfield, CT, the portion of net proceeds received by the Company for its ownership interests in Tedra Health, LLC totaled approximately $5.1 million. The carrying value of the assets derecognized resulted in a gain of $3.3 million.

NOTE 5.	DEPRECIATION AND AMORTIZATION EXPENSE

Depreciation expense for property, plant and equipment for the six months ended June 30, 2021, was $837 in cost of goods sold and $750 in general and administrative expense within the Condensed Consolidated Interim Statement of Operations.

Amortization expense for deferred debt issuance costs for the six months ended June 30, 2021, was $2.2 million in general and administrative.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

NOTE 6.	LEASES

We determine if a contract contains a lease at inception. The Company holds leases related to office spaces and retail dispensary facilities. During the six months ended June 30, 2021, the Company recorded operating lease expense and finance lease expense of $308 and $45, respectively, for amortization on right-of-use assets included in general and administrative expense within the Condensed Consolidated Interim Statement of Operations. During the six months ended June 30, 2021, the Company recorded operating lease expense and finance lease expense of $166 and $124, respectively, for interest expense on lease liabilities. During the six months ended June 30, 2021, the Company recorded operating lease expense of $467 which includes short-term lease costs of $21.

NOTE 7.	NOTES PAYABLE – INTEREST EXPENSE

Promissory Note issued for real estate purchase

On May 27, 2021, the Company issued a promissory note in the principal amount of $700 to HRG, Battle Creek, LLC, a Michigan limited liability company, related to the Company’s purchase of real estate in Emmett Township, Michigan. The term of the note is for monthly interest-only payments, 12% interest rate, beginning the first day of the first full month 30 days after the closing date of the transaction and lump-sum principal payments made every 12 months on the anniversary of the closing date. The first interest- only payment is due July 1, 2021, and the maturity date of the note will be June 30, 2024. The note is secured by the real property acquired by the Company from HRG Battle Creek, LLC.

Total interest expense for notes payable for the six months ended June 30, 2021, was $3.7 million. Included in total interest expense is interest expense for related party notes payable due to beneficial ownership in the Company. Interest expense for related parties for the six months ending June 30, 2021, was $3.7 million.

NOTE 8.	SHARE-BASED COMPENSATION EXPENSE

During the six months ended June 30, 2021, the Company recorded approximately share-based compensation expense of $17 for restricted stock units granted and vested during the period. Additionally, as compensation for prior consulting related services provided to the Company by Drewry Investments LLC (“Drewry”), the Company agreed to issue an additional 2,000,000 shares of Devi common stock at a fair value of $0.98 per share, which resulted in share-based compensation expense of $1,960.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

NOTE 9.	INCOME TAXES

The income tax provision recorded differs from the income tax obtained by applying the statutory income tax rate for the period ended June 30, 2021, of 25.91% to the income for the year and is reconciled as follows:

June 30, 2021
Income before taxes	$15

Income tax expense based on statutory rate	4

Non-deductible expenses	4,380
Other	(268)
Increase in valuation allowance	2,889
Income tax expense	$7,005

The Company’s income tax expense for the six months ended June 30, 2021, is entirely related to current tax expense.

The Company has available tax losses that may be carried forward to apply against future years’ income for income tax purposes in certain jurisdictions. The Company has accumulated tax losses that expire as follows:

Expiration year	Federal	State and local	Total
2024	$-	$5,025	$5,025
2025	-	22,414	22,414
2026	-	13,126	13,126
Indefinite	35,237	-	35,237
Total	$35,237	$40,565	$75,802

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

NOTE 9.	INCOME TAXES - continued

The statute of limitations on tax returns for the Internal Revenue Service and Arizona Department of Revenue are 3 and 4 years respectively. Net operating losses remains open for examination beyond these statute of limitations for both the Internal Revenue Service and Arizona Department of Revenue.

Utilization of net operating loss carryforwards may be subject to limitations in the event of a change in ownership as defined under U.S. IRC Section 382, and similar state provisions. An “ownership change” is generally defined as a cumulative change in the ownership interest of significant stockholders over a three-year period of more than 50 percentage points. A formal Section 382 study has not been prepared, so the exact effects of the ownership change are not known at this time.

In March 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was enacted. The Act, among other provisions, reinstates the ability of corporations to carry net operating losses back to the five preceding tax years, has increased the excess interest limitation on modified taxable income from 30 percent to 50 percent. The Company has made a reasonable estimate of the effects on existing deferred tax balances and has concluded that the Act has not had a significant on the deferred tax balances.

NOTE 10.	PUT RIGHT AND WARRANT LIABILITY

During the year ended December 31, 2020, the Company issued 24.7 million stock warrants. The stock warrants are accounted for as a warrant liability. The estimated fair value of the liabilities is recorded using significant unobservable measures and other fair value inputs and is therefore classified as a Level 3 financial instrument. Increases or decreases in the fair value of the Company’s liabilities associated with the warrant liability are reflected as “Change in the fair value of the put right and warrant liability” in the Condensed Consolidated Interim Statement of Operations.

During the six months ended June 30, 2021, the change in the warrant liability and put right liability was a credit of $6,251 and a charge of $238, respectively, in the Condensed Consolidated Interim Statement of Operations. During the six months ended June 30, 2021, the weighted-average fair value of the stock warrants granted was $0.75 per warrant. As of June 30, 2021, stock warrants outstanding have a weighted-average remaining contractual life of 0.34 years.

No warrants were issued in the six months ended June 30, 2021.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

Note 11.	COMMITMENTS AND CONTINGENCIES

Regulatory Environment

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits or licenses that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of June 30, 2021, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

Claims & Legal Proceedings

From time to time, the Company may be involved in legal proceedings, including litigation or regulatory proceedings relating to claims arising out of operations in the normal course of business. In accordance with the current accounting standards for loss contingencies under Accounting Standard Codification Topic 450, we establish reserves for litigation-related matters that arise from the ordinary course of our business activities when it is probable that a loss associated with a claim or proceeding has been incurred and the amount of the loss can be reasonably estimated. Litigation claims and proceedings of all types are subject to many uncertain factors that generally cannot be predicted with assurance. By their nature, the amount of the contingency and the timing of a contingent event and any resulting accounting recognition are subject to our judgment of such events and our estimates of the amounts. Below we provide a description of potentially material legal proceedings and claims.

Litigation Assessment

The Company has evaluated its claims and the foregoing matters to assess the likelihood of any unfavorable outcome and to estimate, if possible, the amount of potential loss as it relates to the litigation discussed above. Based on this assessment and estimate, which includes an understanding of the Company’s intention to vigorously prosecute its claims, the Company believes that any defenses of any of the counterparties lack merit, and the likelihood of any recoveries by any of the counterparties against the Company appears remote. This assessment and estimate are based on the information available to management as of the date of this financial statement and involves a significant amount of management judgment, including the inherent difficulty associated with assessing litigation matters in their early stages. As a result, the actual outcome or loss may differ materially from those envisioned by the current assessment and estimate. Our failure to successfully prosecute or settle these claims could have a material adverse effect on our financial condition, revenue and profitability and could cause the market value of our subordinate voting shares to decline.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

NOTE 11.	COMMITMENTS AND CONTINGENCIES - continued

Loan Commitments

The AFC Term Loans are secured by (i) a first priority security interest in the equity interests of certain of the Company’s direct and indirect subsidiaries that guaranteed the AFC Term Loans (the “Guarantors”), (ii) a first priority security interest in the trademarks registered with the Arizona Secretary of State and Maryland Secretary of State, held by the Company’s direct subsidiary, and (iii) a first priority security interest in all of the Guarantors’ present and future real property assets. In the event of a change of control or other event of default, all obligations inclusive of any and all accrued and unpaid interest and fees shall automatically become and be immediately due and payable in full. The AFC Term Loans include restrictions that, among other things, limit the Company’s ability to pay dividends, conduct certain asset or equity transactions, and incur indebtedness, grant liens and dispose of material assets. The Company must meet the following covenants on a quarterly basis: (1) Minimum Adjusted EBITDA, (2) Minimum Free Cash Flow, (3) Max Total Leverage to Adjusted EBITDA Ratio, (4) Minimum Fixed Charge Coverage Ratio, and (5) Minimum Cash Balance. The Company is in compliance with all covenants as of June 30, 2021.

Note 12.	SUBSEQUENT EVENTS

Drewry Sale Agreement

On June 9, 2021, the Company entered into an agreement (the “Drewry Sale Agreement”) with Drewry Investments LLC (“Drewry”), David Dozzo, Luciano Gabriano, Michael Steele, and Avonlea Ventures Inc. (collectively, the “Drewry Parties”) to purchase the outstanding shares of Devi Common Stock held by the Drewry Parties and the 13.997% membership interest in Tide Management, LLC held by Drewry. As of June 9, 2021, the Drewry Parties owned 47,896,000 shares and had the right to acquire 3,455,842 additional shares of Devi Common Stock pursuant to Warrants, for a total of 51,351,842 shares of the Company Common Stock. Additionally, as compensation for prior consulting related services provided to the Company by Drewry, the Company agreed to issue an addition 2,000,000 shares of Devi Common Stock, increasing the total shares held by Drewry to 53,351,842.

Per the Drewry Sale Agreement, the Company agreed to pay the Drewry Parties a total of $80,028 in exchange for the shares and $1,500 in exchange for the 13.997% membership interest in Tide Management, LLC. Note that prior to the closing of the Drewry Sale Agreement, the Drewry Parties exercised, on a cashless basis, all of its existing warrants to acquire shares of Devi Common Stock pursuant to the exercise process set forth in the Warrants. The Closing Date of the Agreement was determined to be no later than July 31, 2021.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

Note 12.	SUBSEQUENT EVENTS - continued

Amado Land Purchase

On July 16, 2021, the Company entered into a Purchase and Sale Agreement (the “Mulligan Agreement”) with Mulligan Holdings, LLC, an Arizona limited liability company, to purchase real estate located in Amado, Arizona for total consideration of $4,550. Pursuant to the terms of the Mulligan Agreement, the purchase price shall be held in escrow pending the satisfactory results of feasibility studies and inspections of the property within 45 days of the closing of the agreement. On August 23, 2021, the Company entered into the First Amendment to the Mulligan Agreement extending the period for completing the feasibility studies and inspections to September 10, 2021, and the deadline for close of escrow to September 15, 2021. The transaction closed on September 7, 2021.

Capital Raises

On July 30, 2021, the Company completed a Common Stock Purchase Agreement with a group of institutional and individual investors, pursuant to which the Company sold an aggregate of 29,872,607 shares at a price of $1.57 per share for gross proceeds of $46.9 million. On August 4, 2021, several individuals entered into the same terms Common Stock Purchase Agreement as Additional Purchasers, pursuant to which Devi sold an additional 2,575,088 shares at the same price of $1.57 per share for gross proceeds of $4.0 million. The total gross proceeds following the closing of this Agreement were $50.9 million, of which 5% of the gross proceeds were payable to the placement agent (“Seaport Global Securities LLC”).

On October 14, 2021, the Company completed a Common Stock Purchase Agreement with a group of related party investors, pursuant to which Devi sold an aggregate 16,725,908 shares at a price of $1.50 per share for gross proceeds of $25.0 million.

In addition, to the related party Common Stock Purchase Agreement, the Company completed a Common Stock Purchase Agreement with individual investor, pursuant to which Devi sold an aggregate 318,471 shares at a price of $1.57 per share for gross proceeds of $0.5 million of which 5% of the gross proceeds were payable to the placement agent (“Seaport Global Securities LLC”). The total gross proceeds following the closing of both agreements were $25.5 million. In connection with the Common Stock Purchase Agreement, the Company issued 4.3 million stock warrants for services, related to executing the financing transaction with AFC. The warrant provided the holder the right to purchase the Company’s stock at $1.80 per share, and which expires on July 30, 2024. The warrants were fair valued using the Black-Scholes option-pricing model and the fair value of the warrants were $0.61 per warrant. The company is in the process of evaluating the classification of these warrants.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

Note 12.	SUBSEQUENT EVENTS - continued

Drewry Assignment of Loan Interests

On June 9, 2021, the Company entered into an Assignment Agreement (the “Assignment Agreement”) with Drewry Investments LLC (“Assignor”) which agreed to irrevocably sell and assign all of their rights and interests as a Lender under the Credit Agreement to AFC Management, LLC.

Amended and Restated Credit Agreement

On July 30, 2021, the Company entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”) with AFC Management, LLC, A BDC Warehouse LLC, AFC Gamma, Inc. AFC Management LLC (collectively “AFC”) to borrow an additional $30.0 million, increasing the existing non-revolving term loan to $72.5 million. Terms and conditions to the Credit Agreement remained substantially unchanged with interest payments due monthly at an interest rate of 13% per annum. Tranche 2 Term Loans drawn under the Amended Credit Agreement with have PIK of 2%.

Bridge Credit Agreement

On July 30, 2021, Devi Holdings, Inc. (“Borrower”) entered into a Credit Agreement (the “Bridge Credit Agreement”) with Flower Loan Holdco, LLC and J Brothers Investments LLC, a related party. The Company entered into term loan notes with Flower Loan Holdco, LLC and J Brothers Investments, LLC (collectively the “Bridge Loans”) in the amounts of $32.4 million less an original issue discount of $759 and $2.0 million less a discount of $40, respectively. The interest rate for the Bridge Loans is 20.00% per annum and will increase on March 31, 2022, to a rate per annum equal to 30.00%. The maturity date of these term loans is August 7, 2024. The proceeds from the Bridge Loans were used for the Drewry Sale Agreement as described above.

Additionally, Jigarkumar Patel granted, assigned, and pledged to secure the obligations under the term loans through all right, title and interest in Aumega Health and Wellness, LLC (“Aumega”), which holds a 17% membership interest in PA Natural Medicine, LLC (“PA”). This membership interest in PA held by Aumega represents a portion of the Company’s 43% noncontrolling membership interest in PA. The Aumega guaranty constitutes a continuing and irrevocable guaranty and shall remain in full force and effect until the term loans have been paid in full.

On October 15, 2021, the Company repaid the Bridge Loans in full with the proceeds from the capital raise mentioned above.

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

Note 12.	SUBSEQUENT EVENTS - continued

Acquisitions

On September 3, 2021, Devi Holdings, Inc. issued 510,000 shares of the Company common stock for the 51% majority ownership of Jais, LLC, which holds a license in the state of Missouri and was previously an equity method investment. The transaction does not meet the definition of a business, as such, will not be recognized as a business combination.

On September 13, 2021, Natures NM Management LLC, wholly owned subsidiary of Devi Holdings, Inc., purchased all of the interest in PurLife Management Group, LLC (“PurLife”), which provides management services to PurLife, Inc., a New Mexico nonprofit corporation, and MJ Express-O, Inc., a New Mexico nonprofit corporation, which is a vertically integrated cannabis company for $10 million cash, $14.2 million promissory note and approximately 1,600,000 shares of Devi Holdings, Inc. In addition, 0.4 million warrants were issued at an exercise price of $1.80 per share, which expires on September 13, 2024. Management is evaluating the fair value and the classification of the warrants. The acquisition of PurLife gives the Company an opportunity to enter the New Mexico cannabis market. Management is evaluating the transaction cost and, fair value of consideration transferred, and assets and liabilities assumed, because the information was not available at the time the financial statements were issued.

On September 20, 2021, Devi Holdings, Inc. purchased all of the membership interest in MW Biosystems, LLC, an Arizona limited liability company as well as control of the board of directors of Cannabis Research Group, Inc., an Arizona nonprofit corporation, (collectively, “CRG”) for $19 million. The acquisition of CRG expands the Company’s current dispensary locations in Arizona. Management is evaluating the transaction cost and, fair value of the consideration transferred, and assets and liabilities assumed, because the information was not available at the time the financial statements were issued.

Cannabis License Update

In July 2021, the Company was notified by the state of Georgia that Nature’s GA, LLC, joint venture, won a license to sell cannabis in the state.

In October 2021, the Company was notified by the state of Illinois that Teisa, LLC, joint venture, did not win a license to sell cannabis in the state of Illinois. Subsequently, the Company wrote off the entire investment in Teisa LLC, which was $490.

Sale of Equity Method Investment

On October 1, 2021 (the “Closing Date”), the Company, as part of a group of sellers, sold its equity investment of 43% in PA Natural Medicine LLC (“PA”) to CSAC Acquisition PA II Corp. (the “Buyer”) which is a subsidiary of AYR Wellness, Inc. (“the Parent”). The Buyer acquired all of the issued and outstanding

DEVI HOLDINGS INC. and SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

Amounts expressed in thousands of United States dollars, unless otherwise noted

Note 12.	SUBSEQUENT EVENTS - continued

membership interests of PA in exchange for aggregate cash consideration of $35.2 million (which includes closing cash net of working capital, transaction expenses, and reserves), purchase promissory notes of $25 million, stock consideration of $20 million in Parent subordinate shares, and a right to earn-out consideration. The pro-rata share of cash consideration paid at closing received by the Company was $15.2 million. The proceeds were used to pay off the Bridge Loans, which included the assignment of the promissory note receivable from the buyer, at a discount, to Flower Loan Holdco, LLC. The purchase promissory notes have interest payable quarterly at a rate of 8% per annum, with aggregate principal payments of $500 payable quarterly and the remaining principal balance payable on the third anniversary of issuance.

One-half of all shares acquired by the Buyer will be subject to a six-month lockup period after the Closing Date and the remaining half of shares acquired will be subject to a 12-month lockup period. However, Aumega, a subsidiary of the Company that owns the Company’s 43% investment, will not be required to enter into a lockup agreement. Aumega shares will only be subject to a four-month statutory holding period under Canadian securities laws.

For calendar year 2021 (the “measurement period”), the Company is eligible for its pro-rata share of earn-out consideration, the total of which will not exceed $40 million. Consideration for earn-out consideration, if any, will be paid in a combination of cash, promissory notes, and stock. Earn-out promissory notes will have interest payable quarterly at a rate of 8% per annum, with principal payments of $500 payable quarterly and the remaining principal balance payable on the third anniversary of issuance.